Exhibit 10.13

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is effective September 30, 2009 (the “Effective Date”), by and between Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), and John M. Stice, an individual (the “Executive”). The Company and the Executive are referred to collectively in this Amendment as the “Parties.”

WHEREAS, the Parties have entered into that certain Amended and Restated Employment Agreement effective as of November 10, 2008 (the “Employment Agreement”); and

WHEREAS, the Parties desire to amend the Employment Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Capitalized Terms. All capitalized terms used in this Amendment and not otherwise defined shall have the same meaning as in the Employment Agreement.

2. Amendment to Employment Agreement.

(a)	The first sentence of Section 2.1 of the Employment Agreement is amended to delete the first sentence and replace it with a sentence which reads as follows:

“The Executive will serve as Senior Vice President – Natural Gas Projects, President and Chief Operating Officer– Chesapeake Midstream Development, L.P. (‘CMD’), and Chief Executive Officer– Chesapeake Midstream Partners, L.L.C. (‘JV’) for the Company, and in such positions as are mutually agreed upon by the parties.”

(b)	The second sentence of Section 6.1.1 of the Employment Agreement is amended to delete the second sentence and replace it with a sentence which reads as follows:

“Elimination of Executive’s job position or a material reduction in duties and/or reassignment of Executive to a new position of less authority or a material reduction in compensation may, at the Executive’s option, be deemed a Termination without Cause; provided, however, that none of the following shall constitute a Termination without Cause: a reassignment of Executive to provide services for JV, the sharing of Executive’s services with JV, or any other action or inaction by the Company in furtherance of its obligations under that certain Shared Services Agreement, dated as of September 30, 2009, between the Company and JV.”

(c)	Section 4 of the Employment Agreement is amended to add the following as subsection 4.6:

Indemnity: The Company will declare JV as an insured entity under its Directors and Officers insurance policies to extend the coverage of such policies to Executive’s performance of duties for JV.

(d)	Section 6.6 of the Employment Agreement is amended to add the following new sentence immediately after the first sentence of such Section:

“Executive hereby acknowledges and agrees that for purposes of Executive’s post-employment obligations contained in paragraphs 7, 8, 9, 10, 11, 12 and 13, the term “Company” shall include JV.”

(e)	The following new sentence is added to the end of Section 8:

“Notwithstanding the foregoing, this Section 8 shall not preclude or restrict Executive from performing services for, or owning an interest in, JV (whether prior to, during, or after his employment with the Company), and neither the performance of such services nor the ownership of such an interest shall violate the terms of this Agreement.”

(f)	The following new sentence is added to the end of Section 9:

“Notwithstanding the foregoing, this Section 9 shall not preclude or restrict Executive from engaging in any such activities in connection with his performance of services for JV or undertaken for the benefit of JV (whether prior to, during, or after his employment with the Company), and the Executive’s engaging in such activities shall not violate the terms of this Agreement.”

(g)	The following new sentence is added to the end of Section 10:

“Notwithstanding the foregoing, this Section 10 shall not preclude or restrict Executive from engaging, with the Company’s consent, in any such activities in connection with his performance of services for JV or undertaken for the benefit of JV (whether prior to, during, or after his employment with the Company), and the Executive’s engaging in such activities with the Company’s consent shall not violate the terms of this Agreement.”

(h)	The following new sentence is added to the end of Section 15.8:

“The Executive and the Company expressly intend that, with respect to Sections 2 (Executive’s Duties), 2.1 (Specific Duties), 7,

8, 9, 10, 11, 12 and 13, JV shall be an intended third party beneficiary and shall have standing to enforce such provisions as if it were a party hereto.”

(i)	The following new Section 15.10 is added to the Agreement:

“The Executive agrees that any release of claims provided by the Executive to the Company shall include the JV and its related entities and individuals as releasees to the same extent that the Company and the Company’s related entities and individuals are included as releasees.”

3. Miscellaneous.

(a)	This Amendment may be executed by each of the Parties on a separate counterpart, each of which when so executed and delivered shall be an original, and both of which taken together shall constitute one instrument.

(b)	This Amendment expresses the entire understanding of the Parties with respect to the matters set forth in it. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions of this Amendment.

(c)	Any determination that any provision of this Amendment or any application of it is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality or enforceability of that provision in any other instance, or the validity, legality or enforceability of any other provision of this Amendment or of any provision of the Employment Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment to Employment Agreement as of the Effective Date.

Company:	Chesapeake Energy Corporation

	By:	/s/ Marcus Rowland
	Name:	Marcus Rowland
	Title:	Executive Vice President – Finance & CFO

Executive:	/s/ John M. Stice
John M. Stice

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